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                                                                 EXHIBIT 10.2




                                PROMISSORY NOTE

$30,000,000.00                                                     June 3, 1997

         For value received, PATTERSON ENERGY, INC. (the "Borrower") promises to pay to the order of NORWEST BANK TEXAS, NATIONAL ASSOCIATION (the "Bank") as set forth below at its office in Wichita Falls, Texas or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of Thirty Million and no/100 Dollars ($30,000,000.00), or so much thereof as is disbursed and remains outstanding hereunder on the due date hereof, as shown by the Bank's liability record, together with interest (calculated on the basis of actual days elapsed in year of 365 or 366 days) on the unpaid balance hereof from the date hereof until this Note is fully paid, at the "LIBOR Rate" plus two and one-half percent (2.5%). The "LIBOR Rate" means for any Interest Period, an interest rate per annum equal to the three-month LIBOR Rate as published in the "Money Rates" section of the Wall Street Journal on the second business day preceding the first day of an Interest Period. "Interest Period" shall mean, with respect to the LIBOR Rate, a period of three months, which shall begin on (and include) the date on which such election is effective or continued and, unless the maturity of the Note is accelerated, shall end on (but exclude) the day which is three months thereafter, provided, however, that if such Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following business day.

         Prior to December 31, 1997, interest on this Note shall be payable monthly, commencing June 30, 1997, and continuing on the last day of each succeeding month. Commencing January 31, 1998, and continuing on the last day of each succeeding month, principal and interest shall be payable in monthly installments in amounts determined by the Bank as described in the Credit Agreement of even date (the "Credit Agreement") between the Bank and the Borrower. A final payment of all remaining outstanding principal plus accrued interest shall be due and payable on January 1, 2000. Amounts received shall be applied first to interest and then to principal.

         The Borrower may at any time prepay this Note in whole or in part without premium or penalty. The Bank and the Borrower intend that this Note shall conform strictly to applicable usury laws. Notwithstanding any provision of this Note or the Credit Agreement, if at any time this Note is construed or administered so as to be usurious under applicable law except for the applicability of this paragraph, Bank and the Borrower agree that the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the amount permissible under such applicable usury laws, and any excess interest shall be canceled without further action or, if theretofore paid, at the option of the holder of this Note, such excess shall be credited on the unpaid portion of this Note or refunded

         This Note is issued pursuant the Credit Agreement and is subject to the terms and conditions thereof, including the events of default and the remedies available to the Bank under such Credit Agreement, which shall apply to this Note to the same extent as if set forth herein.
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         Unless prohibited by law, the Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid. The holder hereof may at any time renew this Note or extend its maturity date for any period and release any security for, or any party to, this Note, all without notice to or consent of and without releasing any accommodation maker, endorser or guarantor from liability on this Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the Borrower and each endorser and guarantor. This Note shall be governed by the substantive laws of the State of Texas.


                                        PATTERSON ENERGY, INC.

                                        By:
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                                        Its:
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